FOR IMMEDIATE RELEASE
Press Release          Contact: Earle Teegarden Jr., President
                       (816) 646-3733


           IFB HOLDINGS, INC., ANNOUNCES COMPLETION BY
       SUBSIDIARY OF CONVERSION FROM A THRIFT INSTITUTION
                       TO A NATIONAL BANK


     Chillicothe, Missouri, January 31, 1997 Mr. Earle Teegarden, Jr., Chief Executive Officer of IFB Holdings, Inc., the holding company for Investors Federal Bank and Savings Association, announced today that the Association has completed its conversion to a national bank. The national bank will operate under the name Investors Federal Bank, National Association. The Bank is headquartered in Chillicothe, Missouri, and will operate branch offices in Hamilton and Gallatin, Missouri. Investors Federal had previously completed its conversion from a mutual to a stock institution in December 1996.

     The common stock of IFB Holdings, Inc., trades in the over the counter market through the National Daily Quotation Symbol
"pink sheets" under the symbol IFBH.